EXHIBIT 99.1

NEWS RELEASE

                                                                                                                                Contacts: Howard Kaminsky, Chief Financial Officer
                                                                                                                                (818) 949-5300 ext. 5728
Leigh Parrish, FD
(212) 850-5651
 Stephanie Rich, FD
(212) 850-5706

SPORT CHALET REPORTS CONTINUED PROGRESS ON INITIATIVES TO IMPROVE FINANCIAL PERFORMANCE

- Provides Detail on Specific Corporate Initiatives -

Los Angeles, California, June 29, 2009 – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced that the Company has seen continued progress on its initiatives to improve its financial performance and return the Company to profitability.

Following a comprehensive review beginning in October 2008 of the Company’s financial performance in light of the continued economic downturn in Sport Chalet’s core markets (California, Nevada, Arizona, and Utah), the Company has taken a number of actions and implemented several corporate initiatives in an attempt to increase sales, improve operating performance, maximize shareholder value and position Sport Chalet for long-term growth.

The Company’s initiatives to date include the following:

▪	Amended loan agreement
On May 4, 2009, Sport Chalet amended its existing loan agreement with Bank of America, N.A. to increase financial flexibility.  As a result of the initiatives taken by the Company, Bank of America approved loan amendments favorable to Sport Chalet and agreed to covenants that require a $5.4 million EBITDA profit in fiscal 2010, a $24 million improvement from fiscal 2009.  Sport Chalet has reported to the bank that results have exceeded plan in the first two months of fiscal 2010.

▪	Improved inventory management
Sport Chalet has implemented an aggressive inventory management program, which has led to historic lows of aged winter apparel and hardlines, along with footwear, general apparel, and other key categories of hardlines.  This is due in part to the renewed commitment by the Company to better inventory control, new executive leadership in merchandising, along with the implementation and roll out of SAP computer systems.  The result has been fresh assortments on the floor and an enhanced borrowing base.  From January through May 2009, the Company received a total of $138.6 million in fresh inventory at retail.  The Company believes it has the freshest and cleanest inventory in the Company’s history.

▪	Renegotiated lease terms and agreements
The Company has approached landlords of all of its 55 stores, as well as of the corporate office, distribution center, and Team Sales division about restructuring lease terms.  To date, these efforts have resulted in projected savings of approximately $17 million, $14 million of which is over the next three years, with many leases to include kick-out clauses, percentage rent and co-tenancy clauses.  The Company continues to negotiate aggressively for additional concessions.

▪	Reduced expenses
Sport Chalet revised its store operating model by creating four models based on individual store performance, increasing the number of full-time versus part-time employees and freezing incentive and salary programs. This resulted in a $7.2 million reduction in payroll in the second half of fiscal 2009 and is expected to further reduce payroll expense by $10.7 million in fiscal 2010.  The Company also began approaching expense vendors concerning elimination or reduction of non-critical programs, implementing aggressive cost containment and renegotiations.  In the second half of fiscal 2009, Sport Chalet reduced $2.8 million in annual expenses, which includes advertising and marketing, professional fees, supplies, utilities, travel and other costs.  The Company expects an additional $9.4 million reduction in expenses throughout fiscal 2010.

▪	Launched enhanced ecommerce website
Sport Chalet successfully completed on-time and on-budget the launch of its new sportchalet.com website with enhanced capabilities on March 23, 2009.  The Company established a leadership position in ecommerce in the sporting goods industry by selecting Marketlive, Sapient, Shopatron, Bazaarvoice, and Experian CheetahMail to run the website.  This new business is expected to achieve average store sales volume by the end of the fiscal year and continue to grow.  It is also expected to be one of Sport Chalet’s primary advertising and marketing vehicles in the future.

▪	Improved and expanded customer loyalty program
Despite the macro economic environment, the Company continued to aggressively move forward with its Sport Chalet Action Pass program, which was initiated in November 2007 to enhance the Company’s customer relationship management capabilities.  To date, the Company has over 720,000 members and is signing 6,000 to 8,000 new members each week.  Currently, over 40% of all sales are being generated by Action Pass members.  As a result the Company has been able to shift a significant portion of its marketing activities away from traditional channels and towards direct marketing to Action Pass members, the Company’s best customers, which is expected to result in a higher return on advertising investment.

Craig Levra, Chairman and CEO of Sport Chalet, stated, “We are extremely pleased with the traction we have gained to date as a result of the aggressive actions we have taken in implementing our corporative initiatives to improve the Company’s operational performance.  Through our team’s diligent execution and business decisions, we improved inventory and expense management, enhanced our ability to connect with our customers, expanded our credit facility, and reduced capital expenditures while making only critical investments in the business.  We are fortunate to have the support of our vendors and financial partners, as well as a team of dedicated and hard-working employees who believe in Sport Chalet.  We look forward to providing our customers with all of their specialty sporting goods needs for many years to come.

“We believe our unwavering efforts and the progress we have made should improve the business and our profitability.  Prior to the economic downturn, which began in 2007, Sport Chalet had been profitable for 11 consecutive years and 43 out of 44 quarters.  We are confident that if we continue to execute our plan, we will be better positioned for sustainability, viability and positive results in the future.”

About Sport Chalet, Inc.
Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada, Arizona and Utah.  The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 55 locations.  The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including any statement concerning the Company’s prospects or the ability of the Company to identify and implement opportunities to improve its results of operations or prospects.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the following: the covenants in our revolving credit facility may limit future borrowings to fund our operations; if our vendors do not provide sufficient product, our net sales and profitability could suffer; the current downturn in the general economy and uncertainties regarding future economic prospects that affect consumer spending habits are having, and are likely to continue for some time to have, a materially adverse effect on our results of operations; no assurance can be given that we will be successful in reducing operating expenses and controlling costs in an amount sufficient to return to profitability; our future operations may be dependent on the availability of additional financing which may not be available.  These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.